CREDIT SUPPORT ANNEX

to the SCHEDULE
to the
MASTER AGREEMENT

dated as of June 25, 2009

between

GOLDMAN SACHS BANK USA

("Party A")

And

NEWMARKET CORPORATION

("Party B")

Paragraph 13. Elections and Variables

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex includes the following additional obligations:

With respect to Party A: Not Applicable.

With respect to Party B: Not Applicable.

(b) Credit Support Obligations.

(i) Delivery Amount, Return Amount and Credit Support Amount.

(A) "Delivery Amount" has the meaning specified in Paragraph 3(a).

(B) "Return Amount" has the meaning specified in Paragraph 3(b).

    "Credit Support Amount" means, for any Valuation Date (i) the Secured Party's Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) the Pledgor's Threshold; provided, however, that (x) in the case where the sum of the Independent Amounts applicable to the Pledgor exceeds zero, the Credit Support Amount will not be less than the sum of all Independent Amounts applicable to the Pledgor and (y) in all other cases, the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields an amount less than zero.

(ii) Eligible Collateral. The items in the table below will qualify as "Eligible Collateral" for the party specified, provided, however, letter of credit shall be the only Eligible Collateral if, as of any Valuation Date, the Value of all Cash Posted Collateral, held by Party A has reached $20,000,000.

		Party B	Valuation Percentage
(A)	Cash	Yes	100%
(B)	letter of credit from a bank and in a form acceptable to Party A	Yes

100% of its face value, provided however if it expires within twenty days of the Valuation Date, its Value shall be zero and the Secured Party shall be entitled to draw down the letter of credit up to its full face value unless adequate Substitute Credit Support has previously been provided

(iii) Other Eligible Support. The following items will qualify as "Other Eligible Support" for the party specified: None.

(iv) Thresholds.

(A) "Independent Amount" means with respect to Party A: Not Applicable, it being understood that Party A shall only be a Secured Party hereunder and not a Pledgor and shall be under no obligation to Transfer collateral hereunder.

"Independent Amount" means with respect to Party B: an amount equal to 5% of the notional value of all Transactions between the parties, unless otherwise specified in the Confirmation.

(B) "Threshold" means with respect to Party A: Infinity, it being understood that Party A shall only be a Secured Party hereunder and not a Pledgor and shall be under no obligation to Transfer collateral hereunder.

"Threshold" means with respect to Party B: Zero.

(C) "Minimum Transfer Amount" means with respect to Party A and Party B, USD250,000; provided, however, that if an Event of Default or Specified Condition has occurred and is continuing with respect to a party, the Minimum Transfer Amount with respect to such party shall be zero.

(D) Rounding. The Delivery Amount and the Return Amount will be rounded up and down, respectively, to the nearest integral multiple of USD10,000.

(c) Valuation and Timing.

(i) "Valuation Agent" means Party A.

(ii) "Valuation Date" means each day, provided, however that a Valuation Date shall be a Local Business Day for both parties.

(iii) "Valuation Time" means the close of business in the Relevant Market on the Local Business Day immediately preceding the Valuation Date or date of calculation as applicable; provided, however, that the calculations of Value and Exposure will, as far as practicable, be made as of approximately the same time on the same date.

For the purposes of this provision, "Relevant Market" means:

    with respect to the calculation of Value, the principal market in which the relevant Eligible Credit Support is traded; and

    with respect to the calculation of Exposure, the location most closely associated with the relevant Transaction;

each as determined by the Valuation Agent, or as otherwise agreed between the parties.

(iv) "Notification Time" means no later than 1:00 p.m., New York time, on a Local Business Day; provided, however, that the Valuation Agent will only give notice of its calculations to a party upon request by such party.

(d) Conditions Precedent and Secured Party's Rights and Remedies. The following Termination Event(s) will be a "Specified Condition" for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A and Party B, Credit Event Upon Merger, Additional Termination Event and Illegality.

(e) Substitution.

(i) "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

(ii) Consent. The Pledgor is not required to obtain the Secured Party's consent for any substitutions pursuant to Paragraph 4(d).

(f) Dispute Resolution.

(i) "Resolution Time" means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii) "Value". For the purpose of Paragraph 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows:

(A) The Value of Cash will be the face amount thereof, multiplied by the applicable Valuation Percentage.

(B) The Value of letter of credit will 100% of its face value, provided however if it expires within twenty days of the Valuation Date, its Value shall be zero and the Secured Party shall be entitled to draw down the letter of credit up to its full face value unless adequate Substitute Credit Support has previously been provided.

(iii) "Alternative". The provisions of Paragraph 5 will apply.

(g) Holding and Using Posted Collateral.

(i) Eligibility to Hold Posted Collateral.

Party A will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

(A) Party A is not a Defaulting Party.

    No Specified Condition has occurred and is continuing with respect to Party A.

(ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will apply to Party A and will not apply to Party B.

(h) Distributions and Interest Amount.

(i) Interest Rate. The "Interest Rate" will be the Federal Funds (Effective) rate published in N.Y. Federal Reserve Statistical Release H.15(519) for that day, or such other recognized source used for the purpose of displaying such rate. If the Interest Rate for the relevant day is a negative number, such Interest Rate will be deemed to be zero.

(ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made on or prior to the fifth Local Business Day of each calendar month and on any Local Business Day when the cash collateral is returned in its entirety.

(iii) Alternative to Interest Amount. Not Applicable.

(iv) Interest Period. The definition of "Interest Period" in Paragraph 12 shall be deleted and replaced by the following:~~-~~

""Interest Period" means the period from (and including) the first Local Business Day of a calendar month to (and excluding) the first Local Business Day of the following calendar month."

(i) Other Eligible Support and Other Posted Support.

(i) "Value" with respect to Other Eligible Support and Other Posted Support means: Not Applicable.

(ii) "Transfer" with respect to Other Eligible Support and Other Posted Support means: Not Applicable.

(j) Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

With respect to Party A: 85 Broad Street

New York, New York 10004

Telephone: (212) 902-1444

Facsimile: (212) 346-4237

Attention: Swap Operations

E-mail: ficc-swaps-collateral@gs.com

With respect to Party B: Newmarket Corporation

330 South Fourth Street

Richmond VA 23219-4304

Attention: David A. Fiorenza, Malcolm R. West and Cameron Warner

Telephone: (804)788-5055

Facsimile: (804)788-5435

(k) Addresses for Transfers.

Party A: To be specified by Party A in writing.

Party B: To be specified by Party B in writing.

(l) Other Provisions:

"One-Way Credit Support Agreement". Nothwithstanding anything in this Agreement to the contrary, "Secured Party" shall mean Party A and "Pledgor" shall mean Party B in all instances in this Annex. This Annex provides for one-way transfer of Credit Support from Party B to Party A.

IN WITNESS WHEREOF the parties have executed this Annex as of the date specified on the first page hereof.

GOLDMAN SACHS BANK USA	NEWMARKET CORPORATION
/s/ Susan Rudov	/s/ D. A. Fiorenza
Name: Susan Rudov	Name: D. A. Fiorenza
Title: Vice President	Title: VP, Treasurer & Principal Financial Officer
Date: June 25, 2009	Date: June 25, 2009